Exhibit 10.13

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date between GOLD HILL CAPITAL 2008, LP (“Lender”), and BLUEARC CORPORATION, a Delaware corporation (“Borrower”), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. The parties agree as follows:

1            ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2            LOAN AND TERMS OF PAYMENT

2.1        Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon and any applicable fees as and when due in accordance with this Agreement.

2.1.1    Growth Capital Advances.

    (a)        Availability. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower from time to time prior to the Growth Capital Commitment Termination Date, one advance (the “Growth Capital Advance”) in an aggregate amount not to exceed the Growth Capital Loan Commitment. When repaid, the Growth Capital Advance may not be re-borrowed. Lender’s obligation to lend hereunder shall terminate on the Growth Capital Commitment Termination Date. For purposes of this Section, Borrower shall request the Growth Capital Advance be made on or before ten (10) Business Days after the Effective Date.

    (b)        Repayment. For the Growth Capital Advance, Borrower shall make monthly payments of interest only commencing on the first day of the month following the month in which the Funding Date occurs with respect to such Growth Capital Advance and continuing thereafter on the first day of each successive calendar month during the Growth Capital Interest Only Period. Commencing on the Growth Capital Amortization Date and continuing thereafter on the first day of each successive calendar month during the Growth Capital Repayment Period (each a “Growth Capital Scheduled Payment Date”), Borrower shall make thirty (30) equal monthly payments of principal and interest which would fully amortize the outstanding Growth Capital Advance as of the Growth Capital Amortization Date over the Growth Capital Repayment Period (each a “Growth Capital Scheduled Payment Date”). All unpaid principal and accrued interest is due and payable in full on the Growth Capital Maturity Date with respect to such Growth Capital Advance. A Growth Capital Advance may only be prepaid in accordance with Section 2.1.1(e).

    (c)        Final Payment. On the Growth Capital Maturity Date with respect to the Growth Capital Advance, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to such Growth Capital Advance, an amount equal to the Final Payment.

    (d)        Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lender an amount equal to the sum of: (i) all unpaid Growth Capital Scheduled Payments (with respect to the Growth Capital Advance due prior to the next such Growth Capital Scheduled Payment Date), (ii) all remaining Growth Capital Scheduled Payments (including principal and interest) to become due, (iii) the Final Payment, and (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

    (e)        Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Advance advanced by Lender under this Agreement, provided Borrower (i) delivers written notice to Lender of its election to prepay the Growth Capital Advance at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all unpaid Growth Capital Scheduled Payments (with respect to the Growth Capital Advance due prior to the next such Growth Capital Scheduled Payment Date), (B) all remaining Growth Capital Scheduled Payments (including principal and interest) to become due, (C) the Final Payment, and (D) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. Notwithstanding the foregoing, Borrower acknowledges and agrees that prior to prepaying the Growth Capital Advance pursuant to this Section, Borrower shall need to first obtain the written consent of Silicon Valley Bank to such prepayment.

2.2         Payment of Interest on the Credit Extensions.

    (a)         Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the Growth Capital Advance shall accrue interest, which interest shall be payable monthly, at a fixed per annum rate equal to twelve percent (12%).

    (b)         Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

    (c)         Intentionally omitted.

    (d)         360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

    (e)         ACH Payments. Borrower shall separately set up an ACH payment structure in favor of Lender, satisfactory to Lender.

    (f)         Payments. Unless otherwise provided, interest is payable monthly on the first (1st) calendar day of each month. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.3         Fees. Borrower shall pay to Lender:

    (a)         Loan Fee. A fully earned, non-refundable loan fee of Thirty Seven Thousand Five Hundred Dollars ($37,500) has been paid to Lender; and

    (b)         Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

3             CONDITIONS OF LOANS

3.1         Conditions Precedent to Initial Credit Extension. Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation:

    (a)         duly executed original signatures to the Loan Documents to which it is a party;

    (b)         a duly executed original signature to the Warrant;

    (c)         duly executed original signatures to the Control Agreements required by Section 6.6(b);

    (d)         its Operating Documents and good standing certificates of Borrower certified by the Secretary of State of the States of Delaware and California as of a date no earlier than thirty (30) days prior to the Effective Date;

    (e)         duly executed original signatures to the completed Borrowing Resolutions for Borrower;

    (f)         certified copies, dated as of a recent date, of financing statement searches, as Lender shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

    (g)         the Perfection Certificate executed by Borrower;

    (h)         a copy of its Amended and Restated Investors’ Rights Agreement and any amendments thereto;

    (i)         evidence satisfactory to Lender that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Lender; and

    (j)         payment of the fees and Lender Expenses then due as specified in Section 2.3 hereof.

3.2        Conditions Precedent to all Credit Extensions. Lender’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following:

    (a)        except as otherwise provided in Section 3.4(a), timely receipt of an executed Payment/Advance Form;

    (b)        the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

    (c)        in Lender’s sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or there has not been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Lender.

3.3        Covenant to Deliver.

Borrower agrees to deliver to Lender each item required to be delivered to Lender under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Lender’s sole discretion.

3.4         Procedures for Borrowing.

    (a)         Growth Capital Advance. To obtain the Growth Capital Advance, Borrower must notify Lender by facsimile or telephone by 12:00 p.m. Pacific Time at least ten (10) Business Days prior to the date the Growth Capital Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Lender a completed Payment/Advance Form in the form attached as Exhibit B. On the Funding Date, Lender shall transfer to Borrower’s deposit account, as designated on the Payment/Advance Form, an amount equal to the amount of the Growth Capital Advance. Lender may make the Growth Capital Advance under this Agreement based on instructions from a Responsible Officer or his or her designee. Lender may rely on any telephone notice given by a person whom such Lender believes is a Responsible Officer or designee. Borrower shall indemnify Lender for any loss Lender suffers due to such reliance.

4             CREATION OF SECURITY INTEREST

4.1         Grant of Security Interest. Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to the Lien of SVB and other Permitted Liens). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Lender’s obligation to make Credit Extensions has terminated, Lender shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

Lender agrees that the Liens granted to it hereunder in Third Party Equipment shall be subordinate (or released upon request of the applicable equipment lender or lessor) to the Liens in Third Party Equipment of future lenders providing equipment financing and equipment lessors for Third Party Equipment; provided that such Liens are confined solely to the equipment so financed and the proceeds thereof and are permitted under paragraph (c) of the definition of Permitted Liens. “Third Party Equipment” means the Equipment financed or acquired falling within the definition of paragraph (c) of the definition of Permitted Liens. Notwithstanding the foregoing, the Obligations hereunder shall not be subordinate in right of payment to any obligations to other equipment lenders or equipment lessors and Lender’s rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such lenders or equipment lessors (except with respect to the Third Party Equipment only). So long as no Event of Default has occurred, Lender agrees to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination (or, if applicable, lien release) described in this Section 4.1 and are reasonably acceptable to Lender. Lender shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lender which are less favorable to Lender than those described in this Section 4.1.

4.2         Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice of the negative pledge on intellectual property substantially in the form of Exhibit A.

5             REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1         Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Lender a completed certificate signed by Borrower, entitled “Perfection Certificate.” Borrower represents and warrants to Lender that, unless changed pursuant to a notification to Lender pursuant to Section 7.2: (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Lender of such occurrence and provide Lender with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and UCC-1 financing statement filings) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2         Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts described in the Perfection Certificate delivered to Lender in connection herewith, or of which Borrower has given Lender notice and taken such actions as are necessary to give Lender a perfected security interest therein.

The Collateral (excluding Collateral with an aggregate book value not in excess of Two Hundred Fifty Thousand Dollars ($250,000)) is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 7.2 and as otherwise permitted by the last sentence of this paragraph. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral (excluding Collateral with an aggregate book value not in excess of Two Hundred Fifty Thousand Dollars ($250,000)) to a bailee, then Borrower will first receive the written consent of Lender and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Lender in its sole discretion.

5.3         Intentionally omitted.

5.4         Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000).

5.5         No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender.

5.6         Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7         Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to do so would not reasonably be expected to cause a material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations of Borrower.

5.8         Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9         Tax Returns and Payments; Pension Contributions. Borrower has timely filed all material required tax returns and reports, and Borrower has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10         Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11         Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6             AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1         Government Compliance.

      (a)         Maintain its and all its Subsidiaries’ legal existence (except as permitted by Section 7.3) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

      (b)         Use commercially reasonably efforts to obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.

6.2         Financial Statements, Reports, Certificates.

      (a)         Deliver to Lender: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Lender; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Lender in its reasonable discretion; (iii) annual financial projections approved by Borrower’s Board of Directors consistent in form and detail with those provided to Borrower’s venture capital investors as soon as available, but no later than thirty (30) days after the approval thereof by Borrower’s Board of Directors and no less frequently than annually; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more; and (vii) other financial information reasonably requested by Lender.

    (b)         Within thirty (30) days after the last day of each month, deliver to Lender with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

    (c)         Allow Lender to audit or inspect Borrower’s Collateral at Borrower’s expense. Such audits or inspections shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

    (d)         Deliver to Lender a copy of every 409 evaluation report as to Borrower’s capital stock Borrower’s receives after the Effective Date within thirty (30) days after Borrower’s receipt thereof.

    (e)         So long as Borrower is not subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within thirty (30) days after Borrower completes any private equity financing/sale of its capital stock, deliver to Lender a copy of Borrower’s certificate of incorporation, as amended by such equity financing/sale, and a list of the venture capital investors and strategic investors participating in such equity financing/sale.

6.3         Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Lender of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000).

6.4         Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all material required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5         Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee and waive subrogation against Lender, and all liability policies shall show, or have endorsements showing, Lender as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Lender at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Lender has been granted a first priority security interest (subject to the Lien of SVB and other Permitted Liens). After the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Lender, be payable to Lender on account of the Obligations or to SVB as to the obligations under the SVB Loan Facility and Lender has agreed by a separate agreement with SVB how to share any such insurance proceeds. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Lender deems prudent.

6.6         Operating Accounts.

      (a)         Maintain an ACH payment structure in favor of Lender, satisfactory to Lender.

      (b)         Provide Lender five (5) days prior written notice before establishing any Collateral Account. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such.

6.7         Protection of Intellectual Property Rights. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its material intellectual property; (b) promptly advise Lender in writing of material infringements of its material intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

6.8         Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.

6.9         Right to Invest. Grant to Lender or its Affiliates a right (but not an obligation) to purchase up to Two Hundred Fifty Thousand Dollars ($250,000) in Borrower’s next round of private equity financing on the same terms, conditions and pricing offered to its lead investors (and Lender or its Affiliates shall enter into and be subject to the same documentation as such lead investors). Borrower shall give Lender written notice of the private equity financing, as early as practicable, which notice shall (a) identify the investors participating in such private equity financing and contain the terms, conditions and pricing of the private equity financing, and (b) be delivered to Lender’s address set forth in Section 10 hereof. If Borrower does not give Lender at least fifteen (15) Business Days written notice prior to the initial closing of such financing and Lender does not participate in the initial closing, then this right to invest in such financing may be exercised by Lender (or its Affiliates) in a subsequent closing no later than thirty (30) days after the initial closing of such financing and Borrower shall give Lender at least fifteen (15) Business Days written notice prior to this subsequent closing. The right granted hereunder shall survive the termination of this Agreement.

6.10         Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement.

7              NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent:

7.1         Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (e) exclusive licenses of intellectual property that could not result in a legal transfer of title of the licensed property but that may be exclusive as to a geographic area, field of use or a limited period of time; and (f) Transfers of other property having an aggregate book value not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year so long as no Event of Default has occurred and is continuing or would exist after giving effect to any such Transfer.

7.2         Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related or incidental thereto; (b) liquidate or dissolve; or (c) (i) have a change in Borrower’s Chief Executive Officer unless a new Chief Executive Officer or an interim Chief Executive Officer is approved by the Borrower’s Board of Directors, including the Directors who are not employees of Borrower at the time of such approval, within one hundred twenty (120) days of the date of termination of the Chief Executive Officer, or (ii) prior to a Positive M&A Event, have a change in the director on Borrower’s Board of Directors designated by Crosslink Venture Partners, L.P. (“Crosslink”) unless the replacement director is a partner, principal or member of Crosslink, or (iii) prior to a Positive M&A Event, have a change in the director on Borrower’s Board of Directors designated by Morgenthaler Venture Partners, L.P. (“Morgenthaler”) unless the replacement director is a partner, principal or member of Morgenthaler, or (iv) prior to a Positive M&A Event, have a change in the director on Borrower’s Board of Directors designated by Meritech Venture Partners, L.P. (“Meritech”) unless the replacement director is a partner, principal or member of Meritech, or (v) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 49% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors or strategic investors). A “Positive M&A Event” means either (i) an initial public offering of Borrower’s common stock, or (ii) a merger or acquisition of Borrower consented to by Lender in writing for the purposes of Section 7.3. Borrower shall not, without contemporaneous written notice to Lender: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3         Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except: (i) a Subsidiary may merge or consolidate into another Subsidiary or into Borrower; (ii) Borrower or a Subsidiary may acquire the assets of a Subsidiary that has dissolved; and (iii) acquisitions of a Person so long as (1) the total consideration including cash and the value of any non-cash consideration (other than capital stock of Borrower) for all such transactions does not in the aggregate exceed One Million Dollars ($1,000,000) in any fiscal year, (2) such transactions are not otherwise prohibited by Section 7 of this

Agreement, (c) no Event of Default has occurred and is continuing or would exist after giving effect to such transactions, and (d) Borrower is the surviving legal entity or Borrower is the parent of the surviving legal entity.

7.4         Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5         Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens; (b) permit any Collateral not to be subject to the first priority security interest granted herein (other than the Lien of SVB and other Permitted Liens); or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender or SVB) with any Person which prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s intellectual property, except: (i) as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein, and (ii) with respect to intellectual property licenses where Borrower is the licensee, the underlying intellectual property under such license is not owned by Borrower and such license prohibits or conditions the assignment of, or the granting of a security interest in, the license or the underlying intellectual property.

7.6         Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7         Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock and make payments in cash for any fractional shares upon such conversion or in connection with the exercise or conversion of warrants or other securities in an aggregate amount not to exceed Twenty Five Thousand Dollars ($25,000); and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; or (b) make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8         Transactions with Affiliates. Enter into or permit to exist any material transaction with any Affiliate of Borrower, except for: (i) transactions with Subsidiaries that are not otherwise prohibited under this Agreement, (ii) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (iii) customary indemnification, fees, expenses and compensation arrangements including employee benefits not otherwise prohibited by Section 7 of this Agreement paid or reimbursed to directors, officers or employees who are Affiliates, and (iv) transactions permitted under Section 7.7.

7.9         Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lender.

7.10         Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8            EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1        Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Growth Capital Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2        Covenant Default.

    (a)        Borrower fails or neglects to perform any obligation in Sections 6.2 or 6.6 or violates any covenant in Section 7; or

    (b)        Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to any other covenants set forth in subsection (a) above;

8.3        Intentionally omitted.

8.4        Attachment; Levy; Restraint on Business.

    (a)        (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Lender or any Lender Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

    (b)        (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.5         Insolvency. (a) Borrower shall fail to pay its debts (including trade debts) as they become due; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding, is dismissed);

8.6         Other Agreements. There is a default in any agreement to which Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could have a material adverse effect on Borrower’s or any Guarantor’s business;

8.7        SVB Loan Agreement. There is an event of default (beyond any applicable cure period) in the SVB Loan Agreement;

8.8        Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.9        Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.10      Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Lender, or any creditor that has signed such an agreement with Lender breaches any terms of such agreement; or

8.11      Lien Priority. There is a material impairment in the priority of Lender’s security interest in the Collateral.

9           LENDER’S RIGHTS AND REMEDIES

9.1        Rights and Remedies. While an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:

    (a)        declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

    (b)        stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender;

    (c)        settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing Borrower money of Lender’s security interest in such funds, and verify the amount of such account;

    (d)        make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any .Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

    (e)        apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of Borrower;

    (f)        ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Lender’s benefit;

(g)        place a “hold” on any account maintained with Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)        demand and receive possession of Borrower’s Books; and

(i)        exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2        Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits, Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lender is under no further obligation to make Credit Extensions hereunder. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.

9.3        Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

9.4        Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

9.5        Lender’s Liability for Collateral. So long as Lender complies with the Code regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6        No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Lender and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7        Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

10         NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower: BlueArc Corporation
50 Rio Robles Drive
San Jose, CA 95134
Attn: Rick Martig, CFO
Fax: (408) 576-5741
Email: rmartig@bluearc.com

If to Lender:	Gold Hill Capital 2008, LP
One Almaden Blvd., Suite 630
San Jose, CA 95113
Attn: Glenn Marasigan
Fax: (408) 200-7841
Email: gmarasigan@goldhillcapital.com

11        CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED

TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12          GENERAL PROVISIONS

12.1        Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2        Indemnification. Borrower agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3        Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6        Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Lender and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.8        Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9        Confidentiality. All financial information (other than any such information contained periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by the Borrower to Lender in writing and together with all other written information disclosed by Borrower to Lender that is marked “Confidential” shall be considered confidential for purposes hereof. In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lender shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (ii) is disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

Lender may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Lender does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10      Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13           DEFINITIONS

13.1        Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit C.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Lender is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Lender pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Growth Capital Advance or any other extension of credit by Lender for Borrower’s benefit.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is the date Lender executes and delivers this Agreement as indicated on the signature page hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) the Growth Capital Maturity Date or (b) the acceleration of such Growth Capital Advance, equal to the Loan Amount for such Growth Capital Advance multiplied by the Final Payment Percentage.

“Final Payment Percentage” is, for each Growth Capital Advance, two percent (2.0%).

“Foreign Subsidiary” means a Subsidiary not organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central Lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Advance” is defined in Section 2.1.1.

“Growth Capital Amortization Date” means, for the Growth Capital Advance, February 1, 2010; provided, however, if Borrower has presented evidence satisfactory to Lender that Borrower has achieved at least Seventy Four Million Seven Hundred Thousand Dollars ($74,700,000) in revenue for Borrower’s fiscal year-end 2010, then the “Growth Capital Amortization Date” shall be, for each Growth Capital Advance, August 1, 2010.

“Growth Capital Commitment Termination Date” is the earlier to occur of (a) ten (10) Business Days after the Effective Date, or (b) an Event of Default.

“Growth Capital Interest Only Period” means, for the Growth Capital Advance, the period of time commencing on its Funding Date through the day before the Growth Capital Amortization Date.

“Growth Capital Loan Commitment” is Seven Million Five Hundred Thousand Dollars ($7,500,000).

“Growth Capital Maturity Date” is, for the Growth Capital Advance, its 30th Growth Capital Scheduled Payment Date.

“Growth Capital Repayment Period” is, for the Growth Capital Advance, a period of time equal to thirty (30) consecutive months.

“Growth Capital Scheduled Payment” is defined in Section 2.1.1.

“Growth Capital Scheduled Payment Date” is defined in Section 2.1.1.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Lender” is defined in the preamble hereof.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Amount” in respect of each Growth Capital Advance is the original principal amount of such Growth Capital Advance.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)        Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;

(b)        Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)        Subordinated Debt;

(d)        unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)        Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)        Indebtedness in an aggregate principal amount not to exceed Thirteen Million Five Hundred Thousand Dollars ($13,500,000) secured by Permitted Liens consisting of (i) Indebtedness in an aggregate principal amount not to exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000) to Silicon Valley Bank, and (ii) Indebtedness in an aggregate principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) secured by the Liens described in clause (c) of the definition of Permitted Liens;

(g)        other Indebtedness not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate outstanding at any time:

(h)        inter-company Indebtedness that otherwise constitutes an Investment allowed under clauses (a), (f) or (j) of the definition of Permitted Investments; and

(i)        extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)        Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)        (i) Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Lender;

(c)        Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)        Investments consisting of deposit accounts in which Lender has a perfected security interest;

(e)        Investments accepted in connection with Transfers permitted by Section 7.1;

(f)        Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate in any calendar month;

(g)        Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h)        Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)        Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and

(j)        Other Investments in an amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

“Permitted Liens” are:

(a)        Liens existing on the Effective Date and shown on the Perfection Certificate, Liens in favor of Silicon Valley Bank or Liens arising under this Agreement and the other Loan Documents;

(b)        Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)        purchase money Liens (including capital leases) (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Million Five Hundred Thousand

Dollars ($1,500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)        Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)        Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)        Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)        leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest in the underlying property unless such security interest has been released pursuant to the terms of Section 4.1;

(h)        licenses of intellectual property permitted under Section 7.1(d) and (e);

(i)        Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and

(j)        Liens in favor of other financial institutions securing the customary fees and expenses of such institutions arising in connection with Borrower’s deposit accounts or investment accounts held at such institutions, provided that Lender has a perfected security interest in the amounts held in such deposit and/or securities accounts in to the extent required by Section 6.6(b).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor), on terms acceptable to Lender.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

“SVB Loan Facility” means the Second Amended and Restated Loan and Security Agreement between Silicon Valley Bank and Borrower dated as of on or about March 30, 2009, as it may be amended from time to time.

“Transfer” is defined in Section 7.1.

“Warrant” is that certain Warrant to Purchase Stock dated the Effective Date executed by Borrower in favor of Lender.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:
BLUEARC CORPORATION

By	/s/ Rick Martig

Name:	Rick Martig

Title:	CFO

LENDER:
GOLD HILL CAPITAL 2008, LP
By: Gold Hill Capital 2008, LLC, General Partner

By	/s/ Rob Helm

Name:	Rob Helm

Title:	Managing Director

Effective Date:	March 30 ,	2009

[Signature page to Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, or (b) any intellectual property, including without limitation, any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Lender, Borrower has agreed: (a) not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Lender’s prior written consent, and (b) not to enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any Person or entity which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s intellectual property, without Lender’s prior written consent.

  EXHIBIT B

  Loan Payment/Advance Request Form

Fax To:	Date:

  LOAN ADVANCE:                                                         BLUEARC CORPORATION

  Also Complete Outgoing Wire Request section below for the funds from this loan advance to go through an outgoing wire.

  To Account #

                            (Deposit Account # and Bank name)

  Amount of Growth Capital Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Borrower agrees to repay this Growth Capital Advance pursuant to the terms of the Loan and Security Agreement.

Authorized Signature:	Phone Number:
Print Name/Title:

  OUTGOING WIRE REQUEST:

  Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:	Amount of Wire: $
Beneficiary Lender:	Account Number:
City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip. etc.):
(For International Wire Only)

Intermediary Lender:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

Authorized Signature:	Phone Number:

Print Name/Title:

EXHIBIT C

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER:	BlueArc Corporation	DATE:

LENDER: Gold Hill Capital 2008, LP

I hereby certify as follows, as of the date set forth above:

1.	I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2.	Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.

Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.

The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lender may rely on them until Lender receives written notice of revocation from Borrower. In addition, these resolutions were approved by the requisite number of holders of Borrower’s preferred stock, as set forth in Borrower’s Articles/Certificate of Incorporation.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Gold Hill Capital 2008, LP (“Lender”).

Execute Loan Documents. Execute any loan documents Lender requires.

Grant Security. Grant Lender a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.	The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                                   of Borrower, hereby certify as to paragraphs 1 through 5

                                             [print title]

above, as of the date set forth above.

By:
Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: GOLD HILL CAPITAL 2008, LP FROM: BLUEARC CORPORATION	Date:

The undersigned authorized officer of BLUEARC CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
Annual projections	Within 30 days after Board approval but no less frequently than annually	Yes No
409 evaluation	Within 30 days of receipt by Borrower	Yes No
Most recent certificate of incorporation, as amended, and list of venture capital and strategic investors in round	Within 30 days after private equity financing
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Since the last Compliance Certificate Borrower has delivered, has Borrower changed: (i) the address of its chief executive office, (ii) its legal name, or (iii) its state of incorporation? If so, please give details is:

                                                                                                                                           .

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BLUEARC CORPORATION	LENDER USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this      day of April, 2010, by and between Gold Hill Capital 2008, LP (“Lender”) and BlueArc Corporation, a Delaware corporation (“Borrower”) whose address is 50 Rio Robles Drive, San Jose, California 95134.

RECITALS

A.        Lender and Borrower have entered into that certain Loan and Security Agreement dated as of March 30, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.        Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.        Borrower has requested that Lender amend the Loan Agreement to (i) restructure the payments due on the Growth Capital Advances, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.        Lender has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.        Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.        Amendments to Loan Agreement.

  2.1        Section 2.1.1 (b) (Repayment). Section 2.1.1(b) is amended in its entirety and replaced with the following:

(b) Repayment. Commencing January 1, 2010 and on the first day of each successive month during the Growth Capital Interest Only Period, Borrower shall make monthly payments of accrued interest only on the Growth Capital Advance. Promptly after the First Amendment Effective Date, Lender shall refund to Borrower the principal portion of the February 1, 2010 and March 1, 2010 payments that Borrower had made to Lender before the First Amendment Effective Date.

Commencing on the Growth Capital Amortization Date and continuing thereafter on the first day of each successive month thereafter through the Growth Capital Maturity Date (each, a “Growth Capital Scheduled Payment Date”), Borrower shall make thirty (30) equal monthly payments of principal and interest (each, a “Growth Capital Scheduled Payment”) which would fully amortize the outstanding Growth Capital Advance.

All unpaid principal and unpaid accrued interest is due and payable in full on the Growth Capital Maturity Date. The Growth Capital Advance may only be prepaid in accordance with Sections 2.1.1(d) and 2.1.1(e).

If Borrower fails to meet a Performance Trigger, the Growth Capital Advance shall immediately amortize which is reflected in the definition of “Growth Capital Amortization Date.” Borrower shall advise Lender of Borrower’s compliance or noncompliance with the Performance Triggers on or before the end of each relevant quarter and certify such results with the next then-due Compliance Certificate.

  2.2        Section 13 (Definitions). The following terms and their respective definitions are added in Section 13.1 in proper alphabetical order:

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“First Amendment” means the First Amendment to Loan and Security Agreement dated as of the First Amendment Effective Date between Borrower and Lender.

“First Amendment Effective Date” means the date the First Amendment becomes effective.

“First Amendment Warrant” means the Warrant to Purchase Stock issued by Borrower to Lender dated the First Amendment Effective Date.

“First Performance Trigger” Borrower has not recorded losses of EBITDA in excess of Three Million Dollars ($3,000,000) for the first quarter ending April 30, 2010.

“Fourth Performance Trigger” Borrower has recorded EBITDA in excess of $0 for the fourth quarter ending January 31, 2011.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Performance Trigger” means any of the First Performance Trigger, Second Performance Trigger, Third Performance Trigger and the Fourth Performance Trigger.

“Second Performance Trigger” Borrower has not recorded losses of EBITDA in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) for the second quarter ending July 31, 2010.

“Third Performance Trigger” Borrower has not recorded losses of EBITDA in excess of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) for the third quarter ending October 31, 2010.

  2.3        Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Growth Capital Advance Maturity Date” is the earlier of: (i) September 1, 2013, or (ii) the thirtieth (30th) Growth Capital Scheduled Payment Date.

“Growth Capital Amortization Date” means, for the Growth Capital Advance, April 1, 2011; provided, however, (i) if Borrower does not meet the First Performance Trigger, the “Growth

Capital Amortization Date” shall be May 1, 2010; (ii) if Borrower meets the First Performance Trigger but does not meet the Second Performance Trigger, the “Growth Capital Amortization Date” shall be August 1, 2010; (iii) if Borrower meets the First Performance Trigger and the Second Performance Trigger but does not meet the Third Performance Trigger, the “Growth Capital Amortization Date” shall be November 1, 2010; and (iv) if Borrower meets the First Performance Trigger, the Second Performance Trigger and the Third Performance Trigger but does not meet the Fourth Performance Trigger, the “Growth Capital Amortization Date” shall be February 1, 2011.

  2.4        Exhibit D (Compliance Certificate). Exhibit D, the Compliance Certificate, is amended in its entirety and replaced with Exhibit A to the First Amendment.

3.   Limitation of Amendments.

3.1        The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

3.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.   Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

4.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2        Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3        The organizational documents of Borrower delivered to Lender on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7        This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.        Fees. Borrower shall pay to Lender:

5.1        Restructuring Fee. Borrower shall pay Lender a fully earned, non-refundable restructuring fee of Thirty Seven Thousand Five Hundred Dollars ($37,500) (the “Restructuring Fee”) which shall be due and payable on the First Amendment Effective Date.

5.2        Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment) incurred through and after the date of this Amendment, when due.

6.        No Defenses; General Release. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Credit Extensions, the modification of the Credit Extensions, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower. As of the date hereof, for valuable consideration, the receipt of which is hereby acknowledged, Borrower hereby, for itself, its officers, its employees, affiliates, partners, agents, successors, administrators and assigns, releases, acquits and forever discharges Lender, its past or present directors, managers, officers, employees, agents, affiliates, attorneys, shareholders, successors and assigns (“Released Parties”), and each of them, separately and collectively, of and from any and all claims, actions, causes of action, counterclaims, liabilities, suits, debts, offsets, setoffs, losses, liens, demands, rights, obligations, damages, costs, attorneys’ fees, interest, loss of service, expenses and compensation, known or unknown, fixed or contingent, and defenses of every nature and kind whatsoever (“Claims”), which Borrower might have had in the past, or now has, including, without limitation, any Claims relating to and in any way connected with: the Loan Agreement or the other Loan Documents as in effect prior to the date of this Amendment, all related agreements thereto, and the lending relationship between Borrower and the Released Parties as of the date hereof, except for claims arising under this Amendment, the transactions contemplated hereby, and/or arising from the Loan Agreement and/or the other Loan Documents from and after the date of this Amendment.

Furthermore, Borrower further agrees never to commence, aid or participate in, either directly or indirectly (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action, defense or other proceeding based in whole or in part hereof on the foregoing released claims.

Borrower expressly understands and acknowledges that it is possible that unknown losses or Claims exist or that present losses or Claims may have been understated in amount or severity, and it explicitly took that into account in determining the consideration to be given for this release, and a portion of said consideration and the mutual covenants contained herein, having been bargained for between the parties with the knowledge of the possibility of such unknown Claims, were given in exchange for a full accord, satisfaction and discharge of all such Claims. Consequently, in furtherance of this general release, Borrower acknowledges and waives the benefits of California Civil Code section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any jurisdiction) which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Borrower agrees that the agreements contained herein are intended to be in full satisfaction of any alleged injuries or damages of Borrower. Borrower has consulted with legal counsel prior to signing this release or has had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily with the intention of fully and finally extinguishing all disputes between the parties hereto. Borrower acknowledges that it is relying on no written or oral agreement, representation or understanding of any kind made by Lender or any employee, attorney or agent of Lender.

7.        Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.        Effectiveness. This Amendment shall be deemed effective upon the occurrence of all of the following (the “First Amendment Effective Date”):

(a)        the due execution and delivery to Lender of this Amendment by each party hereto;

(b)        Borrower shall have delivered its duly executed original signature to the First Amendment Warrant in the form provided by Lender;

(c)        Borrower shall have paid the Restructuring Fee and Lender Expenses then due;

(d)        Lender shall have received certified copies, dated as of a recent date, of financing statement searches, as Lender shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released; and

(e)        Lender shall have received good standing certificates of Borrower certified by the Secretary of State of the States of California and Delaware as of a date no earlier than thirty (30) days prior to the date of this Amendment.

9.        Amendments in Writing; Integration. This Amendment is a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.        Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

LENDER		BORROWER

Gold Hill Capital 2008, LP		BlueArc Corporation
By:	Gold Hill Capital 2008, LLC, General Partner

By:
		Name:	/s/ Rick Martig
By:		Title:	CFO
Name:	/s/ Rob Helm
Title:	Managing Director

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: GOLD HILL CAPITAL 2008, LP	Date:
FROM: BLUEARC CORPORATION

The undersigned authorized officer of BLUEARC CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
Annual projections	Within 30 days after Board approval but no less frequently than annually	Yes No
409 evaluation	Within 30 days of receipt by Borrower	Yes No
Most recent certificate of incorporation, as amended, and list of venture capital and strategic investors in round	Within 30 days after private equity financing
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Since the last Compliance Certificate Borrower has delivered, has Borrower changed: (i) the address of its chief executive office, (ii) its legal name, or (iii) its state of incorporation? If so, please give details is:

                                                                                                                                               .

Performance Triggers		Complies

First Performance Trigger	EBITDA > ($3,000,000) for quarter ending April 30, 2010	Yes No
Second Performance Trigger	EBITDA > ($2,500,000) for quarter ending July 31, 2010	Yes No
Third Performance Trigger	EBITDA > ($1,750,000) for quarter ending October 31, 2010	Yes No
Fourth Performance Trigger	EBITDA > $0 for quarter ending January 31, 2011	Yes No

The following Performance Trigger analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BLUEARC CORPORATION	LENDER USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Performance Triggers of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	EBITDA

Required:             See chart below

Performance Triggers
First Performance Trigger	EBITDA > ($3,000,000) for quarter ending April 30, 2010
Second Performance Trigger	EBITDA > ($2,500,000) for quarter ending July 31, 2010
Third Performance Trigger	EBITDA > ($1,750,000) for quarter ending October 31, 2010
Fourth Performance Trigger	EBITDA > $0 for quarter ending January 31, 2011

Actual:

A.	Net Income of Borrower for quarter	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes for quarter	$

	2. Depreciation expense for quarter	$

	3. Amortization expense for quarter	$

	4. Net Interest Expense for quarter	$

	5. All other charges which are both non-cash and non-recurring for quarter	$

	6. All non-cash income for quarter	$

	7. The sum of lines 1 through 5 minus line 6	$

C.	EBITDA (line A plus line B.7)

Is line C equal to or greater than corresponding Performance Trigger?

                 No, not in compliance                                                                   Yes, in compliance

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 26th day of January, 2011 (the “Second Amendment Effective Date”) by and between Gold Hill Capital 2008, LP (“Lender”) and BlueArc Corporation, a Delaware corporation (“Borrower”) whose address is 50 Rio Robles Drive, San Jose, California 95134.

RECITALS

A.        Lender and Borrower have entered into that certain Loan and Security Agreement dated as of March 30, 2009, as amended by that certain First Amendment to Loan and Security Agreement dated as of April     , 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.        Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.        Borrower has requested that Lender amend the Loan Agreement to (i) restructure the payments due on the Growth Capital Advances, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.        Lender has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.      Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.      Amendments to Loan Agreement.

2.1        Section 2.1.1 (b) (Repayment). Section 2.1.1(b) is amended in its entirety and replaced with the following:

(b)        Repayment. Commencing January 1, 2011 and on the first day of each successive month during the Growth Capital Interest Only Period, Borrower shall make monthly payments of accrued interest only on the Growth Capital Advance.

Commencing on the Growth Capital Amortization Date and continuing thereafter on the first day of each successive month thereafter through the Growth Capital Maturity Date (each, a “Growth Capital Scheduled Payment Date”), Borrower shall make thirty (30) equal monthly payments of principal and interest (each, a “Growth Capital Scheduled Payment”) which would fully amortize the outstanding Growth Capital Advance.

All unpaid principal and unpaid accrued interest is due and payable in full on the Growth Capital Maturity Date. The Growth Capital Advance may only be prepaid in accordance with Sections 2.1.1(d) and 2.1.1(e).

If Borrower fails to meet a Performance Trigger, the Growth Capital Advance shall amortize in accordance with the definition of “Growth Capital Amortization Date.” Borrower shall advise Lender of Borrower’s compliance or noncompliance with the relevant Performance Trigger on or before the end of the third week after the end of each relevant quarter and certify such results with the next then-due Compliance Certificate. To the extent that Borrower fails to meet a Performance Trigger and Borrower made an interest-only payment on the Growth Amortization Date rather than the first Growth Capital Scheduled Payment, Borrower, on the then next Growth Capital Scheduled Payment Date, shall pay the incremental principal and interest portion of the first Growth Capital Scheduled Payment in addition to making the second Growth Capital Scheduled Payment on the second Growth Capital Scheduled Payment Date.

2.2        Section 2.2(a) (Interest Rate). Section 2.2(a) is amended in its entirety and replaced with the following:

(a)        Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the Growth Capital Advance shall accrue interest, which interest shall be payable monthly, at a fixed per annum rate equal to:

(i)        from the Funding Date through December 31, 2010, twelve percent (12%);

(ii)       from January 1, 2011 through December 31, 2011, eleven percent (11%); and

(iii)      from January 1, 2012 and thereafter:

  (1)        if Borrower has not fully satisfied each Performance Trigger, eleven percent (11%); or

  (2)        if Borrower has fully satisfied each Performance Trigger, nine and one-half percent (9.5%).

  2.3       Section 13 (Definitions). The following terms and their respective definitions are added in Section 13.1 in proper alphabetical order:

“Second Amendment” means the Second Amendment to Loan and Security Agreement dated as of the Second Amendment Effective Date between Borrower and Lender.

“Second Amendment Effective Date” is defined in the Second Amendment.

“Second Amendment Warrant” means the Warrant to Purchase Stock issued by Borrower to Lender dated the Second Amendment Effective Date.

2.4         Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“First Performance Trigger” Borrower’s EBITDA shall be greater than negative Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) for the fiscal quarter ending April 30, 2011.

“Growth Capital Advance Maturity Date” is the earlier of: (i) June 1, 2014, or (ii) the thirtieth (30th) Growth Capital Scheduled Payment Date.

“Growth Capital Amortization Date” means, for the Growth Capital Advance, January 1, 2012; provided, however, (i) if Borrower does not meet the First Performance Trigger, the “Growth Capital Amortization Date” shall be May 1, 2011; (ii) if Borrower meets the First Performance Trigger but does not meet the Second Performance Trigger, the “Growth Capital Amortization Date” shall be August 1, 2011; and (iii) if Borrower meets the First Performance Trigger and the Second Performance Trigger but does not meet the Third Performance Trigger, the “Growth Capital Amortization Date” shall be November 1, 2011.

“Performance Trigger” means any of the First Performance Trigger, Second Performance Trigger and the Third Performance Trigger.

“Second Performance Trigger” Borrower’s EBITDA shall be greater than negative Two Million Dollars ($2,000,000) for the fiscal quarter ending July 31, 2011.

“Third Performance Trigger” Borrower’s EBITDA shall be greater than negative One Million Dollars ($1,000,000) for the fiscal quarter ending October 31, 2011.

2.5         Exhibit D (Compliance Certificate). Exhibit D, the Compliance Certificate, is amended in its entirety and replaced with Exhibit A to the Second Amendment.

3.      Limitation of Amendments.

3.1        The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

3.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.      Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

4.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2        Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3        The organizational documents of Borrower previously delivered to Lender remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7        This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.      Fees. Borrower shall pay to Lender:

5.1        Second Amendment Restructuring Fee. Borrower shall pay Lender a fully earned, non-refundable restructuring fee of Thirty Seven Thousand Five Hundred Dollars ($37,500) (the “Second Amendment Restructuring Fee”) which shall be due and payable on the Second Amendment Effective Date.

5.2        Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment) incurred through and after the date of this Amendment, when due.

6.      First Amendment Warrant. The parties agree that Borrower met the several performance triggers defined in the First Amendment Warrant and, accordingly, the “Number of Shares” under the First Amendment Warrant is 174,371.

7.      Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.      Effectiveness. This Amendment shall be deemed effective as of the Second Amendment Effective Date upon the occurrence of all of the following:

(a)        the due execution and delivery to Lender of this Amendment by each party hereto;

(b)        Borrower shall have delivered its duly executed original signature to the Second Amendment Warrant in the form provided by Lender; and

(c)        Borrower shall have paid the Second Amendment Restructuring Fee and Lender Expenses then due.

9.      Amendments in Writing; Integration. This Amendment is a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.    Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

LENDER		BORROWER

Gold Hill Capital 2008, LP		BlueArc Corporation
By: Gold Hill Capital 2008, LLC,
General Partner

By: /s/ Rob Helm		By: /s/ Rick Martig
Name:	Rob Helm	Name:	Rick Martig
Title:	Partner	Title:	CFO

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: GOLD HILL CAPITAL 2008, LP FROM: BLUEARC CORPORATION	Date:

The undersigned authorized officer of BLUEARC CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
Annual projections	Within 30 days after Board approval but no less frequently than annually	Yes No
409 evaluation	Within 30 days of receipt by Borrower	Yes No
Most recent certificate of incorporation, as amended, and list of venture capital and strategic investors in round	Within 30 days after private equity financing
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Since the last Compliance Certificate Borrower has delivered, has Borrower changed: (i) the address of its chief executive office, (ii) its legal name, or (iii) its state of incorporation? If so, please give details is:

                                                                                                                                                .

	Performance Triggers	Complies
First Performance Trigger	EBITDA > ($2,750,000) for quarter ending April 30, 2011	Yes No
Second Performance Trigger	EBITDA > ($2,000,000) for quarter ending July 31, 2011	Yes No
Third Performance Trigger	EBITDA > ($1,000,000) for quarter ending October 31, 2011	Yes No

The following Performance Trigger analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BLUEARC CORPORATION	LENDER USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule I to Compliance Certificate

Performance Triggers of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.                EBITDA

Required:                 See chart below

Performance Triggers
First Performance Trigger	EBITDA > ($2,750,000) for quarter ending April 30, 2011
Second Performance Trigger	EBITDA > ($2,000,000) for quarter ending July 31, 2011
Third Performance Trigger	EBITDA > ($1,000,000) for quarter ending October 31, 2011

Actual:

A.	Net Income of Borrower for quarter	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes for quarter	$

	2. Depreciation expense for quarter	$

	3. Amortization expense for quarter	$

	4. Net Interest Expense for quarter	$

	5. R&D tax credits for quarter	$

	6. Stock based compensation for quarter	$

	7. Mark to market of warrants for quarter	$

	8. All other charges which are non-cash for quarter	$

	9. All non-cash income for quarter	$

10.	The sum of lines 1 through 8 minus line 9	$

C.	EBITDA (line A plus line B.10)

Is line C equal to or greater than corresponding Performance Trigger?

                 No, not in compliance                                                                   Yes, in compliance